EXHIBIT (h)(1)(b)

Amended Appendix A to the Administrative Services Agreement
Dated: December 21, 2022

Each Fund listed below shall pay an administrative services fee to Administrator annually equal to 0.12% of such Fund’s average daily net assets.

Trust/Company
Fund
(The) Calvert Fund
Calvert Core Bond Fund
Calvert High Yield Bond Fund
Calvert Income Fund
Calvert Mortgage Access Fund
Calvert Short Duration Income Fund
Calvert Ultra-Short Duration Income Fund
Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund
Calvert Global Water Fund
Calvert Green Bond Fund
Calvert Small-Cap Fund
Calvert Management Series
Calvert Emerging Markets Focused Growth Fund
Calvert Flexible Bond Fund
Calvert Floating-Rate Advantage Fund
Calvert Global Real Estate Fund
Calvert Responsible Municipal Income Fund
Calvert Responsible Index Series, Inc.
Calvert International Responsible Index Fund
Calvert U.S. Large-Cap Core Responsible Index Fund
Calvert U.S. Large-Cap Growth Responsible Index Fund
Calvert U.S. Large-Cap Value Responsible Index Fund
Calvert U.S. Mid-Cap Core Responsible Index Fund
Calvert Social Investment Fund
Calvert Balanced Fund
Calvert Bond Fund
Calvert Equity Fund
Calvert Focused Value Fund
Calvert World Values Fund Inc.
Calvert Emerging Markets Advancement Fund
Calvert Emerging Markets Equity Fund
Calvert International Equity Fund
Calvert International Opportunities Fund
Calvert Mid-Cap Fund
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio
Calvert VP SRI Mid Cap Portfolio

Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio
Calvert VP Investment Grade Bond Index Portfolio
Calvert VP Nasdaq 100 Index Portfolio
Calvert VP Russell 2000 Small Cap Index Portfolio
Calvert VP S&P 500 Index Portfolio
Calvert VP S&P MidCap 400 Index Portfolio
Calvert VP Volatility Managed Growth Portfolio
Calvert VP Volatility Managed Moderate Portfolio
Calvert VP Volatility Managed Moderate Growth Portfolio

The following Funds are not subject to an administrative services fee:

Calvert Conservative Allocation Fund

Calvert Growth Allocation Fund

Calvert Moderate Allocation Fund

Except as set forth herein, Administrator receives no compensation from a Fund in respect of the services, payments and facilities furnished by Administrator under this Agreement.

A Fund’s daily net assets shall be computed in accordance with the organizational documents and any applicable votes and determinations of the Directors/Trustees of the Company. Such compensation shall be paid monthly in arrears. Administrator may, from time to time, waive all or a part of the above compensation.  In case of initiation or termination of the Agreement during any month with respect to a Fund, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect.